Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEGEND OIL AND GAS LTD. Closes $17M Production and Land Acquisition; Provides Update On Kansas Properties

SEATTLE, Washington. – October 20, 2011 - Legend Oil and Gas Ltd. (OTCBB: LOGL)

(“Legend”, the “Company”) is pleased to announce that it has closed the previously announced acquisition of all the Canadian assets of International Sovereign Energy Corp. (“ISR”) exclusive of its Marwayne, Alberta heavy oil property.

The acquisition contains a mix of oil and gas production in the Provinces of Alberta and British Columbia totaling approximately 300 BOE/d (Barrels of oil equivalent per day, with gas converted at 6:1) along with a significant amount of undeveloped mineral assets.

Marshall Diamond-Goldberg stated, “We are very excited to get the ISR acquisition closed as it adds significant reserves, production and cash flow to the Company, while offering very attractive and low risk drilling opportunities, which we are eager to develop. At Swan Hills in particular, several offsetting horizontal wells have demonstrated production potential in excess of 1,000 BOE/d. We are eager to move toward drilling of the first of two wells on this property.”

During the period leading up to the closing, a farm-out agreement relating to two additional parcels was signed, which will see two wells drilled to test the Nisku formation at no additional cost to the Company. Legend has the right to participate up to 25% in these wells as an option.

Kansas Update

Legend drilled three development wells and completed a fourth well over the summer on its Woodson County property in southeastern Kansas. Stable production from the property has risen from an average of 6-7 BOPD (Barrels of oil per day) prior to the completion of these wells, to over 20 BOPD,. Currently, the Company is looking at an additional drilling program to be completed in November.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas, northern North Dakota and Canada.

Investor Contact

Barry Gross, Investor Relations

legend@grosscapital.com

361-949-4999

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “probable,” “possible,” “recoverable” or “potential” reserves among others, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.

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